Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the reference in this Amendment No. 2 to the Registration Statement on Form S-1/A of our report dated July 30, 2012 relating to the consolidated financial statements of Singulex, Inc., as of December 31, 2010 and for the years ended December 31, 2010 and 2009, appearing in the Prospectus which is part of this Registration statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California
October 15, 2012